UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020
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Life Partners Position Holder Trust
Life Partners IRA Holder Partnership, LLC
(Exact name of registrants as specified in its charter)
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Texas
(State or Other Jurisdiction of Incorporation)

000-55783 000-55784	81-6950788 81-4644966
(Commission File Number)	(I.R.S. Employer Identification Nos.)

2001 Bryan Street, Suite 1800 Dallas, TX	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-2100
(Registrants’ Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth companies  ☐
If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Michael Quilling, Trustee of the Life Partners Position Holder Trust, acting on behalf of the Trust, has entered into a five-year agreement, which shall be effective beginning November 1, 2020, to replace Magna Servicing as the servicer for the insurance policies owned by the Trust. The new servicer, NorthStar Life Services, LLC, maintains offices in Atlanta, GA, Irvine, CA and Waco TX, and has agreed to maintain the current averaged 2.65% servicing fee over the life of the agreement.

NorthStar Life Services, LLC is a well-known and experienced servicer that has been providing servicing of life insurance policies since 2009. NorthStar Life Services, LLC is owned and operated by John McFarland and is comprised of a highly skilled group of life settlement professionals with executive team that has more than 80 years of combined life settlement experience. Additionally, NorthStar will be focused on building the IT infrastructure and applications necessary for both portfolio servicing and client relations to ensure the long-term operational efficiency of the Trust. McFarland an industry expert with 15 years of experience in the industry and is also the owner and current CEO of NorthStar Capital Management, LLC, and a Director of the Life Insurance Settlement Association (LISA). McFarland was previously Chief Operating Officer of AVS Underwriting, LLC, the largest and oldest life expectancy provider in the market. The Trustee is confident that the contributions of NorthStar Life Services, LLC, guided by Mr. McFarland, will enhance the value of the portfolio and streamline operations of the Trust.

Section 5 – Corporate Governance and Management

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2020, Michael Quilling, as trustee ("Trustee") of Life Partners Position Holder Trust ("Position Holder Trust") and as manager ("Manager") of Life Partners IRA Holder Partnership, LLC ("IRA Partnership" or "Partnership"), has engaged Team Accounovation, LLC and its CEO, Nauman Poonja, to serve as the Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of the Position Holders Trust and the IRA Partnership, effective June 1, 2020.

Mr. Poonja, age 36, has over 14 years of financial experience with public and private clients. Since 2020, Mr. Poonja has served as the founder and CEO of Team Accounovation, LLC, a company providing accounting and financial consulting services to clients for small and medium market companies. Prior to joining Accounovation, Mr. Poonja was a Director in Armanino LLP’s CFO Advisory practice. Mr. Poonja received his Master of Business Administration from University of Houston and Bachelor of Science in Accounting from University of Texas at Dallas. Mr. Poonja is a Certified Public Accountant (CPA) in the state of Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS POSITION HOLDER TRUST

Date: May 19, 2020	By:	/s/ Michael Quilling
Michael Quilling
Trustee

LIFE PARTNERS IRA HOLDER PARTNERSHIP, LLC

Date: May 19, 2020	By:	/s/ Michael Quilling
Michael Quilling
Manager